Eaton Vance Massachusetts Municipal Bond Fund
(MAB)
Material changes to the investment policies of the Fund are described in "Endnotes and Additional Disclosures" in the semi-annual report to shareholders dated March
31, 2014 and are incorporated herein by reference.